 Exhibit 99.1

Parachute, Colorado Grants Unanimous Approval of Zoned Properties’

Development Plans for Licensed Marijuana Facility

Company Expects to Develop Facility

SCOTTSDALE, Ariz., December 1, 2016 -- Zoned Properties, Inc. (ZDPY), a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed marijuana industry, announced today that it received unanimous approval from the Town of Parachute, Colo. Board of Trustees for a Vested Property Rights Agreement to develop the first parcel of land at its Marijuana Business Park. The Vested Rights include multiple licensed marijuana uses and a variety of other mixed uses on the property.

Bryan McLaren, Chief Executive Officer of Zoned Properties, stated, “As we have discussed in the Company’s business strategy, our team has worked closely with town leaders, local real estate professionals and regulators over the past year to develop a comprehensive, mutually agreeable plan that will benefit Zoned Properties, our future tenant operators, and the local municipality. Our development strategy has again been validated by another municipality’s unanimous approval of a multi-year development deal; in this case a Vested Property Rights Agreement, which protects the zoning and permitting of the project for at least a five-year period. This milestone underscores the importance of building sustainable relationships and partnerships within each and every municipality. The achievement opens the door for tenant selection and construction to move forward in Parachute in 2017.”

Town Manager, Stuart McArthur, stated, “The Town of Parachute is excited to see a Zoned Properties’ development come to town. Their plans fit well within the economic plans for the community.”

The company plans to continue soliciting and vetting prospective tenants for long-term leasing and operation of the developed facility. The company anticipates that the project will be expanded from the initial 1.5 acre parcel up to a possible 35 acres throughout the subdivided property in the coming years.

About Zoned Properties, Inc. (OTCQX: ZDPY):

Zoned Properties, Inc. is a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed marijuana industry. The Company acquires commercial properties that face unique zoning challenges and identifies solutions that can potentially have a major impact on the cash flow and value generated. Zoned Properties, Inc. targets commercial properties that can be acquired and potentially re-zoned for specific purposes. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substances Act.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Brett Maas

Managing Partner

Hayden IR

Tel (646) 536-7331

brett@haydenir.com